EXHIBIT 23.1

Deloitte & Touche LLP 191 Peachtree Street NE Suite 2000 Atlanta, GA 30303-1943 USA Tel: + 1 404 220 1500 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 29, 2016 relating to 1) the consolidated financial statements and financial statement schedules of Altisource Residential Corporation and subsidiaries (the “Company”) (which report expressed an unqualified opinion and included an explanatory paragraph related to the Company having no employees and relying upon the performance of service providers, including Altisource Portfolio Solutions S.A. and Ocwen Financial Corporation, related parties through January 16, 2015, and Altisource Asset Management Corporation, a related party) and (2) relating to the Company’s internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness) both appearing in the Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

June 29, 2016